                                                                   EXHIBIT 23.3

                                                      [Logo of Arthur Andersen]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP
                                          ------------------------------

Atlanta, Georgia

August 6, 2001